N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Envision Growth

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	6,638		0.01		1,058,765	11.76
Class B	0		0		534,751	11.72
Class C	0		0		111,296	11.71
Class I	47		0.02		7,468		11.76

Evergreen Envision Growth and Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	325,792	 0.10	12,018,409 	11.02
Class B	  18,178	0.06	    313,226	11.00
Class C	    4,245	  0.06	       71,069	11.00
Class I	       465	 0.11	     5,941	11.02




Evergreen Envision Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	109,283	0.18		1,962,626	10.48
Class B	12,951		0.14		98,368		10.46
Class C	3,304		0.12		9,709		10.48
Class I	244		0.19		2,854		10.47

Evergreen Asset Allocation Fund

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		276,041,549	15.35
Class B	0		0		142,000,960	15.12
Class C	0		0		302,147,311	14.85
Class I	0		0		19,800,504	15.86
Class R	0		0		814,515	15.24

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